                                                                    EXHIBIT 11.1

                                  TRACOR, INC.

          COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE

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
                                               THREE MONTHS ENDED
                                                   MARCH 31,            YEAR ENDED DECEMBER 31,
                                               ------------------    -----------------------------
                                                1996       1995       1995       1994       1993
                                               -------    -------    -------    -------    -------
                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Primary:
  Net income.................................  $ 7,661    $ 6,250    $27,863    $18,547    $ 9,277
  Adjustments, net of income taxes under
     modified treasury stock method:
     Interest expense........................      424        605      1,865      2,575      3,077
     Investment income.......................       --         --         --         --         --
                                               -------    -------    -------    -------    -------
  Adjusted net income........................  $ 8,085    $ 6,855    $29,728    $21,122    $12,354
                                               =======    =======    =======    =======    =======
  Weighted average common shares
     outstanding.............................   14,165     11,675     13,188     10,387     10,105
  Weighted average common share equivalents:
     Assumed exercise of warrants............   12,049     12,883     12,450     12,925     13,424
     Assumed exercise of options.............    1,497        916      1,214        899        662
     Assumed 20% purchase of common shares
       for treasury..........................   (2,833)    (2,336)    (2,684)    (2,098)    (2,122)
                                               -------    -------    -------    -------    -------
     Net weighted average additional shares
       issuable..............................   10,713     11,463     10,980     11,726     11,964
                                               -------    -------    -------    -------    -------
  Common and common equivalent shares........   24,878     23,138     24,168     22,113     22,069
                                               =======    =======    =======    =======    =======
  Net income per common and common equivalent
     share...................................  $   .32    $   .30    $  1.23    $   .96    $   .56
                                               =======    =======    =======    =======    =======
Fully diluted:
  Net income.................................  $ 7,661    $ 6,250    $27,863    $18,547    $ 9,277
  Adjustments, net of income taxes under
     modified treasury stock method:
     Interest expense........................      360        605      1,802      2,076      2,598
     Investment income.......................       --         --         --         --         --
                                               -------    -------    -------    -------    -------
  Adjusted net income........................  $ 8,021    $ 6,855    $29,665    $20,623    $11,875
                                               =======    =======    =======    =======    =======
  Weighted average common shares
     outstanding.............................   14,165     11,675     13,188     10,387     10,105
  Weighted average common share equivalents:
     Assumed exercise of warrants............   12,049     12,883     12,450     12,925     13,424
     Assumed exercise of options.............    1,497        916      1,214        899        662
     Assumed 20% purchase of common shares
       for treasury..........................   (2,833)    (2,336)    (2,684)    (2,098)    (2,122)
                                               -------    -------    -------    -------    -------
     Net weighted average additional shares
       issuable..............................   10,713     11,463     10,980     11,726     11,964
                                               -------    -------    -------    -------    -------
  Common and common equivalent shares........   24,878     23,138     24,168     22,113     22,069
                                               =======    =======    =======    =======    =======
Net income per common and common equivalent
  share......................................  $   .32    $   .30    $  1.23    $   .93    $   .54
                                               =======    =======    =======    =======    =======
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